Exhibit 99.1

Aspen Aerogels, Inc. Reports Third Quarter 2022 Financial Results and Recent Business Developments

NORTHBOROUGH, Mass., Oct. 26, 2022 /PRNewswire/ -- Aspen Aerogels, Inc. (NYSE: ASPN) ("Aspen" or the "Company"), a technology leader in sustainability and electrification solutions, today announced financial results for the third quarter of 2022, which ended September 30, 2022, and discussed recent business developments.

Total revenue for the third quarter of 2022 was $36.7 million, compared to $30.4 million in the third quarter last year. Third quarter net loss was $29.6 million, compared to a net loss of $7.8 million in the third quarter of 2021. Net loss per share for the third quarter was $0.75, compared to $0.24 in the third quarter last year.

Adjusted EBITDA for the third quarter of 2022 was $(23.2) million, compared to $(7.8) million in the third quarter of 2021. A reconciliation of non-GAAP adjusted EBITDA to net loss is provided in the financial schedules that are part of this press release. An explanation of this non-GAAP financial measure is also included below under the heading "Non-GAAP Financial Measures."

Third Quarter Highlights
  Total revenue grew 21% year-over-year
  Generated $12.0 million of PyroThin® thermal barrier revenue
  Energy Industrial revenues of $24.8 million
  Ended third quarter with cash of $102.4 million

"We saw record PyroThin thermal barrier revenue in Q3, although it was less than we expected at the outset of the quarter. We know that automotive OEMs will be impacted from time to time by supply chain challenges that could influence their growth ramps in any given period. We believe both our EV and Energy Industrial businesses continue to provide a favorable backdrop for us to reach our 2023 revenue target of $240 million and our 2025 revenue target of $720 million," noted Donald R. Young, President and CEO. "Our strategy to finance our growth plan has continued to focus on strategic investors who know our company and the markets we serve. We believe that a strategic investor as the centerpiece of a financing will add validation to our business strategy and strengthen our balance sheet. We believe we have made considerable progress and expect that we will close a round of financing in the near term."

2022 Financial Outlook

Aspen updates its 2022 full year outlook as follows:

  Total revenue is expected to be approximately $180.0 million
  Net loss is expected to range between $82.3 million and $86.8 million
  Adjusted EBITDA is expected to range between $(57.5) million and $(62.0) million
  Net loss per share is expected to range between $2.35 and $2.22

The Company's 2022 outlook assumes depreciation and amortization of $9.7 million, stock-based compensation expense of $8.3 million, interest expense of $6.8 million and weighted average shares outstanding of 37.0 million for the full year.

Ricardo C. Rodriguez, Chief Financial Officer and Treasurer, added, "We believe that the fourth quarter presents the opportunity to deliver record revenues on an improved cost structure. As we look forward, it is time to realize the benefits of the investments we have made in people, systems and processes."

A reconciliation of non-GAAP adjusted EBITDA to net loss for the 2022 financial outlook is provided in the financial schedules that are part of this press release. An explanation of this non-GAAP financial measure is also included below under the heading "Non-GAAP Financial Measures."

Aspen Aerogels may incur, among other items, additional charges, realize gains or losses, incur financing costs or interest expense, or experience other events in 2022, including those related to the planned capacity expansion, supply chain disruptions or further cost inflation, that could cause actual results to vary materially from this outlook.

Conference Call and Webcast Notification

A conference call with Aspen management to discuss third quarter 2022 results and recent business developments will be held at 8:30 am ET on October 27, 2022. During the call, management will respond to questions concerning, but not limited to, Aspen's financial performance, business conditions, and financial outlook. Management's discussion and responses could contain information that has not been previously disclosed.

Shareholders and other interested parties may call 844-200-6205 (domestic) or +1 929-526-1599 (international) and reference conference ID 252601 a few minutes before 8:30 a.m. ET on Thursday, October 27, 2022. In addition, the conference call and an accompanying slide presentation will be available live as a listen-only webcast hosted on the Investors section of Aspen's website at www.aerogel.com.

Following the live event, an archived version of the webcast will be available on Aspen's website for convenient on-demand replay for at least a year. A copy of this press release is posted in the Investors section on Aspen's website.

Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America ("GAAP"), Aspen provides additional financial metrics that are not prepared in accordance with GAAP ("non-GAAP"). The non-GAAP financial measure included in this press release is adjusted EBITDA. Management uses non-GAAP financial measures, in addition to GAAP financial measures, as a measure of operating performance because the non-GAAP financial measures do not include the impact of items that management does not consider indicative of Aspen's core operating performance. In addition, management uses adjusted EBITDA (i) for planning purposes, including the preparation of Aspen's annual operating budget, (ii) to allocate resources to enhance the financial performance of its business, and (iii) as a performance measure under its bonus plan.

Management believes that these non-GAAP financial measures reflect Aspen's ongoing business in a manner that allows for meaningful comparisons and analysis of trends in its business, as they exclude expenses and gains not reflective of Aspen's ongoing operating results or that may be infrequent and/or unusual in nature. Management also believes that these non-GAAP financial measures provide useful information to investors in understanding and evaluating Aspen's operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. These non-GAAP measures may not be comparable to similarly titled measures presented by other companies.

The non-GAAP financial measures do not replace the presentation of Aspen's GAAP financial results and should only be used as a supplement to, not as a substitute for, Aspen's financial results presented in accordance with GAAP. In this press release, Aspen has provided a reconciliation of adjusted EBITDA to net loss, the most directly comparable GAAP financial measure. Management strongly encourages investors to review Aspen's financial statements and publicly filed reports in their entirety and not rely on any single financial measure.

About Aspen Aerogels, Inc.

Aspen is a technology leader in sustainability and electrification solutions. The Company's aerogel technology enables its customers and partners to achieve their own objectives around the global megatrends of resource efficiency, e-mobility and clean energy. Aspen's PyroThin® products enable solutions to thermal runaway challenges within the electric vehicle ("EV") market. Aspen Battery Materials, the Company's carbon aerogel initiative, seeks to increase the performance of lithium-ion battery cells to enable EV manufacturers to extend the driving range and reduce the cost of EVs. Aspen's Spaceloft® products provide building owners with industry-leading energy efficiency and fire safety. The Company's Cryogel® and Pyrogel® products are valued by the world's largest energy infrastructure companies. Aspen's strategy is to partner with world-class industry leaders to leverage its Aerogel Technology Platform™ into additional high-value markets. Headquartered in Northborough, Mass., Aspen manufactures its products at its East Providence, R.I. facilities. For more information, please visit www.aerogel.com.

Special Note Regarding Forward-Looking and Cautionary Statements

This press release and any related discussion contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements, including statements relating to Aspen's 2022 financial outlook. These statements are not historical facts but rather are based on Aspen's current expectations, estimates and projections regarding Aspen's business, operations and other factors relating thereto, including with respect to Aspen's 2022 financial outlook. Words such as "may," "will," "could," "would," "should," "anticipate," "predict," "potential," "continue," "expects," "intends," "plans," "projects," "believes," "estimates," "outlook," "assumes," "targets," "opportunity," and similar expressions are used to identify these forward-looking statements. Such forward-looking statements include statements regarding, among other things, Aspen's expectations about capacity, revenue, backlog, costs, expenses, profitability, cash flow, gross profit, gross margin, operating margin, net loss, adjusted EBITDA, adjusted EBITDA margin and related decreases, improvements, timing, variability or trends; beliefs about higher than expected demand from automotive original equipment manufacturer ("OEM") customers and how they may enable path to profitability, expectations about improvement in ability to absorb fixed costs and reduction of conversion costs as a percentage of sales and the same leading to target gross margins; beliefs about the general strength, weakness or health of Aspen's business; acceleration in demand; demand increase from OEM customers for the remainder of 2022, energy industrial demand book acceleration for the remainder of 2022, level of penetration in electric vehicle ("EV") market, growth in energy industrial markets; beliefs about current or future trends in the energy, energy infrastructure, chemical and refinery, liquified natural gas ("LNG"), sustainable building materials, EV thermal barrier, EV battery materials or other markets and the impact of these trends on Aspen's business; beliefs about the strength, effectiveness, productivity, costs, profitability or other fundamentals of Aspen's business; beliefs about the role of Aspen's technology and opportunities in the EV market; beliefs about Aspen's ability to provide and deliver products and services to EV customers; beliefs about content per vehicle, revenue, costs, expenses, profitability, investments or cash flow associated with Aspen's EV opportunities, including the EV thermal barrier business; beliefs about revenue growth and profitability; beliefs about the performance of PyroThin® including its ability to mitigate the propagation of thermal runaway in EVs; beliefs about Aspen's ability to expand the market for PyroThin, to achieve design wins, to commence shipments of production parts, and to become an industry standard solution for thermal runaway management; beliefs about Aspen's thermal barrier design, prototype, quoting and assembly activities; expectations about the cost of the capital projects, including Plant II, expectations about the timing of commissioning of Phase I of Plant II; beliefs about our Mexico parts fabrication facility and its operations, ability to timely meet demand, the growth in thermal barrier demand to match the parts fabrication operation and vice versa; ability to shift operations from East Providence, RI to Mexico in a timely manner. All such forward-looking statements are based on management's present expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These risks and uncertainties include, but are not limited to, the following: inability to execute the growth plan through 2025, inability to complete construction and commissioning of Phase I of Plant II reasonably within budget in a timely manner, or at all, inability to manage supply chain disruptions to avoid undue delay or impact on operations or construction of Plant II and Mexico fabrication facility, inability to create new product, partnership and market opportunities; any sustained downturn in the energy industrial prices; any sustained downturn in the energy, energy infrastructure, chemical and refinery, LNG, sustainable building materials, EV thermal barrier, EV battery materials or other markets due to the coronavirus pandemic, COVID-19 or any other factor; any failure to sustain project-based demand in the subsea, LNG, on-shore or other markets; lower demand than expected from OEM customers, in particular during the remainder of 2022; the contractual right of automotive OEM customers to cancel contracts with Aspen at any time and without penalty; any costs, expenses, or investments incurred by Aspen in excess of projections used to develop pricing under the contracts with automotive OEM customers; any failure of Aspen or PyroThin to meet contractual specifications and requirements under contracts with automotive OEM customers; Aspen's inability to create customer or market opportunities for any of its products, including PyroThin, any other battery performance and safety products, battery materials or other new products developed from Aspen's aerogel technology; any disruption or inability to achieve expected capacity levels in any of our three existing production lines in East Providence, RI or the Mexico fabrication facility, including due to the coronavirus pandemic, COVID-19 or any other factor; any inability to expand manufacturing capacity in a second manufacturing facility in Bulloch County, Georgia or at any other location; any inability to establish or timely establish thermal barrier assembly operations in Mexico or any other location; the failure to receive all applicable regulatory or other approvals required to operate, maintain or expand any of Aspen's facilities; any failure to achieve demand for Aspen's products; any failure to achieve expected price increases or average selling prices for Aspen's products; any significant increase in the cost of raw materials, utilities or any other manufacturing consumable; shortages of raw materials, utilities or any other manufacturing consumable due to the coronavirus pandemic, COVID-19 or any other factor; the failure to generate sufficient operating cash flow or to obtain significant additional capital to pursue Aspen's strategy; any failure to timely raise sufficient capital to fund various capital projects; the failure of Aspen's products to become widely adopted; the competition Aspen faces in its business; any failure to enforce any of Aspen's patents or other intellectual property rights on a global basis; any failure to protect or expand Aspen's Aerogel Technology Platform™; any future finding of invalidity of any of Aspen's patents in any jurisdiction; any failure to generate sufficient operating cash flow or to obtain sufficient additional capital to continue to pursue Aspen's new business initiatives, technology development, or patent enforcement strategy; any failure of Aspen's products to meet applicable specifications and other performance, safety, technical and delivery requirements; the general economic conditions and cyclical demands in the markets that Aspen serves; the economic, operational and geopolitical risks associated with sales and expansion of operations in foreign countries, including Mexico; the loss of any direct customer, including distributors, contractors and automotive OEMs; compliance with applicable health and safety laws and regulations; the maintenance and development of distribution channels; and the other risk factors discussed under the heading "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2021 and filed with the Securities and Exchange Commission ("SEC") on March 1, 2022, as well as any updates to those risk factors filed from time to time in our subsequent periodic and current reports filed with the SEC. All statements contained in this press release are made only as of the date of this press release. Aspen does not intend to update this information unless required by law.

ASPEN AEROGELS, INC. Condensed Consolidated Balance Sheets (Unaudited and in thousands)

	September 30,	December 31,
	2022	2021
	(In thousands, except share and per share data)
Assets
Current assets:
Cash and cash equivalents	$102,398	$76,564
Accounts receivable, net	27,117	20,426
Inventories	20,600	11,987
Prepaid expenses and other current assets	6,159	3,173
Total current assets	156,274	112,150
Property, plant and equipment, net	210,113	55,778
Operating lease right-of-use assets	16,323	13,531
Other long-term assets	2,704	1,495
Total assets	$385,414	$182,954
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$58,323	$17,440
Accrued expenses	12,737	10,819
Current portion of prepayment liability	5,000	4,728
Deferred revenue	2,356	1,321
Operating lease liabilities	2,541	2,247
Total current liabilities	80,957	36,555
Prepayment liability	—	5,000
Convertible note - related party	105,218	—
Operating lease liabilities long-term	16,833	12,991
Total liabilities	203,008	54,546
Stockholders' equity:
Total stockholders' equity	182,406	128,408
Total liabilities and stockholders' equity	$385,414	$182,954

ASPEN AEROGELS, INC. Consolidated Statements of Operations (Unaudited and in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
	(In thousands, except share and per share data)		(In thousands, except share and per share data)

Revenue	$36,706	$30,380	$120,753	$90,147
Cost of revenue	43,065	27,313	130,111	78,544
Gross (loss) profit	(6,359)	3,067	(9,358)	11,603
Operating expenses:
Research and development	4,694	3,077	12,733	8,128
Sales and marketing	7,293	4,915	20,944	11,784
General and administrative	9,963	6,573	26,544	15,978
Total operating expenses	21,950	14,565	60,221	35,890
Loss from operations	(28,309)	(11,498)	(69,579)	(24,287)
Other income (expense)
Interest expense, convertible note - related party	(1,734)	-	(4,103)	-
Interest income (expense), net	448	(58)	553	(188)
Gain on extinguishment of debt	-	3,734	-	3,734
Total other income (expense), net	(1,286)	3,676	(3,550)	3,546
Net loss	$(29,595)	$(7,822)	$(73,129)	$(20,741)
Net loss per share:
Basic and diluted	$(0.75)	$(0.24)	$(2.03)	$(0.70)
Weighted-average common shares outstanding:
Basic and diluted	39,533,695	32,523,405	36,047,879	29,685,936

Square Foot Operating Metric

The following chart sets forth Energy Industrial product shipments in square feet associated with recognized revenue.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
	(In thousands)

Energy Industrial product shipments in square feet	6,711	8,940	24,074	27,384

Reconciliation of Non-GAAP Financial Measures

The following tables present a reconciliation of the non-GAAP financial measure included in this press release to the most directly comparable GAAP measure:

Reconciliation of Adjusted EBITDA to Net Loss

We define adjusted EBITDA as net income (loss) before interest expense, taxes, depreciation, amortization, stock-based compensation expense and other items, which occur from time to time and which we do not believe are indicative of our core operating performance.

For the three and nine months ended September 30, 2022 and 2021:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
	(In thousands)
Net loss	$(29,595)	$(7,822)	$(73,129)	$(20,741)
Depreciation and amortization	2,531	2,114	6,692	6,856
Stock-based compensation	2,590	1,554	6,713	3,600
Gain on extinguishment of debt	-	(3,734)	-	(3,734)
Interest expense	1,286	58	3,550	188
Adjusted EBITDA	$(23,188)	$(7,830)	$(56,174)	$(13,831)

For the 2022 full year financial outlook:

	Year Ending
	December 31, 2022
	Low	High
	(In thousands)
Net loss	$(86,800)	$(82,300)
Depreciation and amortization	9,700	9,700
Stock-based compensation	8,300	8,300
Interest expense, net	6,800	6,800
Adjusted EBITDA	$(62,000)	$(57,500)

CONTACT: Investor Relations Contact: Laura J. Guerrant-Oiye, VP, IR & Corporate Communications, Phone: (508) 691-1111 x 8, loiye@aerogel.com; Media Contact: Amy Damiano, VP, Marketing, Phone: (508) 691-1111 x 5, adamiano@aerogel.com